Exhibit 99.1

                                   DRIMEX INC.
                             INVESTMENT CONFIRMATION

     The undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase ________ shares of the common stock of Drimex Inc., a Nevada corporation (the "Company"), for a purchase price of $_______, or $0.02 per share. Simultaneous with the execution and delivery of this confirmation to the Company, the undersigned is either delivering a check made payable to "Drimex Inc." or sending a wire transfer payment to the Company's account at:

Bank (with address and telephone number):

ABA #:                     SWIFT #:                      ACH #:
       -----------------            ------------------          ----------------
Account Number:
                ----------------------------
Account Name:
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     The undersigned  acknowledges that he has received a copy of the prospectus of the Company, dated _____, 2013 filed with the Securities and Exchange Commission ("Prospectus") with respect to the offer and sale of the shares of stock being purchased. The undersigned is not relying on the Company or its affiliates with respect to economic considerations involved in this investment, but has relied solely on its own advisors.

     The undersigned further acknowledges that although the shares of common stock being purchased from the Company are registered securities under the U.S. Securities Act of 1933, as amended, there may be restrictions on the resale of the shares imposed by the particular state law where the undersigned resides or in a jurisdiction outside of the United States. Accordingly, the undersigned will not offer to sell or sell the Shares in any jurisdiction unless the undersigned obtains all required consents, if any.

     The undersigned understands that an investment in the shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment. The undersigned is further aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company. The undersigned understands that the price of the stock purchased hereby bears no relation to the assets, book value or net worth of the Company and was determined arbitrarily by the Company.

Date:
      ---------------------

Amount of Investment: $               Number of Shares:
                       -----------                      ------------------------

1. Print Full Name of Investor:       Individual:


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                                      First, Middle, Last

                                      Partnership, Corporation, Trust, Custodial
                                      Account, Other:


                                      ------------------------------------------
                                      Name of Entity

2. Permanent Address of Investor:
                                      ------------------------------------------

3. Name of Primary Contact Person:
                                      ------------------------------------------
   Title:
                                      ------------------------------------------

4. Telephone Number:
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5. E-Mail Address:
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6. Facsimile Number:
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7. Social Security or EIN of Investor:
   (attach an executed Form W-8)      ------------------------------------------

8. Authorized Signatory:
                                      ------------------------------------------
   Title:
                                      ------------------------------------------

If Investor is an entity, provide copy of Articles of Incorporation, Certificate of Formation or other evidence of existence, as well as a copy of board resolution or other evidence of authorization to purchase the shares of the Company.

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